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                       BMC INDUSTRIES, INC. PROFIT SHARING PLAN
                                    1994 REVISION

                           SECOND DECLARATION OF AMENDMENT



Pursuant to the retained power of amendment contained in Section 11.2 of the instrument entitled "BMC Industries, Inc. Profit Sharing Plan--1994 Revision," the undersigned hereby amends said instrument in the following manner:

1.  Section 3.1 thereof is amended to read as follows:

    "3.1 AMOUNT OF PARTICIPATING EMPLOYER CONTRIBUTION. (A) Subject to the limitations set forth at Article IX, for each Plan Year each Participating Employer will make a basic contribution under the Plan, from its annual earnings or profits for the Plan Year or from its accumulated earnings or profits, in an amount equal to three percent of the aggregate Compensation for the Plan Year of all Participants eligible to share in the contribution pursuant to Section 3.2; provided, that, to the extent the Participating Employer is prevented from making all or any portion of such contribution for any Plan Year because its current or accumulated earnings or profits are inadequate, the Participating Employer may, in its sole discretion, make such contribution in its entirety, or make any specified portion thereof, notwithstanding such inadequacy.

          (B) Subject to the limitations set forth in Article IX, for each Plan Year each Participating Employer will make an additional contribution under the Plan for each of the Participating Employer's Participating Business Units, from its annual earnings or profits for such Plan Year or from its accumulated earnings or profits, in the amount, if any, separately determined by the Participating Employer's Board for each Participating Business Unit based upon the differing annual profit performance of such Participating Business Units.

          (C) Subject to the limitations set forth at Article IX, for each Plan Year a Participating Employer may contribute with respect to any participating Business Unit any additional amount determined by its Board to be advisable to assist the Plan in satisfying any requirement imposed by the Code or Treasury Regulations."

2.  Subsection 3.3(A)(3) thereof is deleted.

3. Subsection 3.3(A)(4) thereof is redesignated as Subsection 3.3(A)(3) and is amended to read as follows:

    "(3) The portion of the contribution described in Section 3.1(C) will be allocated to each eligible Participant who received Compensation for the Plan year with respect to services for the Participating Business Unit to which the portion of the contribution relates (other than administrative services with respect to which he or she is included in the Corporate Participating Business Unit unless the contribution relates to the Corporate Participating Business Unit) and who is not a Highly Compensated Employee in the same proportion that his or her Compensation for the Plan Year bears to the aggregate Compensation for the Plan Year of all eligible Participants in the Participating Business Unit who are not Highly Compensated Employees."

4.  Article VI thereof is amended to read as follows:

    "6.1 NO WITHDRAWALS FROM PROFIT SHARING ACCOUNT. No participant may withdraw any portion of the balance of his or her Profit Sharing Account while he or she is an Employee.

    6.2 NO WITHDRAWALS FROM ROLLOVER ACCOUNT. No Participant may withdraw any portion of the balance of his or her Rollover Account while he or she is an Employee."

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5.  Appendix A thereof is deleted.

The amendments set forth above are effective January 1, 1998.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 2nd day of May, 1997.



                                        BMC INDUSTRIES, INC.


Attest:    /s/ Michael P. Hawks         By:    /s/Christine A. Wolff          .
       --------------------------          -------------------------------------
       Secretary                           Director of Compensation and Benefits


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